PAGE 5

CONTACT:  John Lord, (703) 846-1014



Fairfax, VA, April 24, 1995 -- Mobil Corporation today reported estimated first quarter 1995 net income of $636 million.
Income was up $101 million, or 19%, from the first quarter of 1994, after excluding last year's charge of $680 million for the change in accounting principle related to foreign inventories. Estimated earnings per common share for the first quarter were $1.57 compared with $1.31 in the comparable period of 1994 (before the change in accounting principle).

In commenting on this quarter's income versus last year's first quarter, Chairman Lucio A. Noto said, "Mobil's 19% income improvement was significant in an environment of extremely low refining margins throughout the world and the lowest North American natural gas prices in more than three years. Mobil's good performance reflected strength in the Chemical segment, particularly in petrochemicals, which benefitted from higher industry demand and a tight ethylene market. Income also benefitted from higher worldwide crude oil prices, up more than $3.00/bbl. from last year's depressed levels."

Mr. Noto added, "Continuing benefits from business initiatives to increase volume, enhance revenues, and reduce costs boosted income this quarter. Worldwide petroleum product sales volumes were up 7%, chemical sales volumes were up 29%, and, at the same time, expenses continued their downward trend."

Mr. Noto continued, "We are also taking advantage of attractive opportunities for growth which are expected to benefit future earnings. Since the beginning of the year, we have announced:
(1) commencement of work on a natural gas liquids project in Nigeria; (2) participation in a study to develop large gas resources in the Sable Island area offshore eastern Canada;
(3) establishment of a new business unit to develop independent power plant projects; (4) formation of a consortium to evaluate and bid on new acreage in Venezuela, and reentry into lubricant manufacturing and marketing in that country; (5) an agreement to explore for oil and gas in Kazakhstan; (6) a commitment to sell LNG from the Qatar Ras Laffan project to South Korea; and ( 7) a fuels market entry into Ecuador. In addition, Mobil's exploration program realized several successes in both emerging and core areas during the quarter. Significant discoveries were made in Equatorial Guinea (offshore western Africa), Norway, and the Netherlands."

Mr. Noto concluded, "Petroleum sector market fundamentals continue to be volatile and are likely to remain so in the near term. While worldwide crude oil prices have increased since the beginning of the year, refining margins have been very weak, and North American natural gas prices remain low. However, throughout the company, we continue to implement business initiatives that will, independent of industry conditions, improve the productivity of our assets, reduce costs, increase shareholder value, and lay the groundwork for future growth of the company."


    COMPARISON OF FIRST QUARTER 1995 WITH FIRST QUARTER 1994


The following comments address the operating performance of the major business segments during the first quarter of 1995, as compared with the same quarter of 1994:

. Exploration and Producing income of $377 million was $42 million higher. In the United States, income was $82 million, up $5 million, as higher crude oil prices and lower operating expenses more than offset lower production volumes and significantly lower natural gas prices.

     International income of $295 million was $37 million higher. Higher crude oil and Indonesian LNG prices were partly offset by lower Canadian natural gas prices and higher exploration and frontier area expenses. In addition, a fire caused a shutdown of the Ubit platform in Nigeria and resulted in decreased production. The platform was re-streamed late in March and most of the lost production should be recovered over the balance of the year.

. Marketing and Refining income of $146 million was $90 million lower. The United States was breakeven, compared with income of $61 million last year. Industry margins were exceptionally weak during the quarter, masking the benefits of lower refinery turnaround activity, lower operating expenses, and increased sales and production. In particular, margins suffered due to decreased distillate demand resulting from warm winter weather and lower-than-anticipated requirements for reformulated gasoline following its introduction on January 1, 1995.

     International income of $146 million was $29 million lower. Refining margins in all enclaves were very weak due to low distillate demand. These were, however, partially offset by benefits derived from ongoing business initiatives, which contributed to higher trade sales volumes, particularly in the Pacific Rim, and expense savings in Europe. Income also reflected full quarter benefits from the major refinery upgrade in Singapore, and improved lubricants profitability in Europe.

. Chemical income of $174 million was $159 million higher, reflecting better industry fundamentals in most businesses, particularly polyethylene resin. Income also benefitted from the Singapore aromatics complex, as well as increased sales volumes of OPP films and chemical specialties. Business initiatives, notably in plastics fabricating and petrochemicals, also contributed to the income improvement.

. Corporate and Other income was $4 million, an improvement of $17 million, mainly in real estate operations, due to the sale of an office complex in Arlington, Virginia.

. Net Financing Expense of $65 million was $27 million higher, principally reflecting higher average interest rates and certain favorable non-recurring items reported in last year's results.

Capital and Exploration Expenditures for the first quarter of 1995 were estimated at $818 million, an increase of $100 million from the comparable period last year.

Mobil's estimated Return on Average Shareholders' Equity for the twelve months ended March 31, 1995, was 10.8%, compared with 10.4% for 1994 (excluding the cumulative effect of the change in accounting principle). Estimated Return on Average Capital Employed for the twelve months ended March 31, 1995, was 8.7%, compared with 8.4% for 1994 (excluding the cumulative effect of the change in accounting principle).

Mobil's estimated Debt to Capitalization Ratio was 31% at March
31, 1995 and 31% at December 31, 1994.

Common Stock Dividends were $.85 per share in the first quarter of 1995, the same as the comparable quarter of 1994.


                                                 Table 1
                       MOBIL CORPORATION


                                     First Quarter
                              --------------------------
                               1994      1995      Incr/
INCOME  ($MM)                  Act       Est      (Decr)
                              ------    ------    ------
Petroleum Operations
  E&P: United States             77        82         5
       International            258       295        37
                              ------    ------    ------
  Total E&P                     335       377        42

  M&R: United States             61         -       (61)
       International            175       146       (29)
                              ------    ------    ------
  Total M&R                     236       146       (90)
                              ------    ------    ------
Total Petroleum                 571       523       (48)

Chemical                         15       174       159
Corporate and Other (a)         (13)        4        17
Net Financing Expense           (38)      (65)      (27)
                              ------    ------    ------
Income Before Change in
  Accounting Principle          535       636       101

Cumulative Effect of Change in
  Accounting Principle (b)     (680)        -       680
                              ------    ------    ------
Net Income                     (145)      636       781
==========                    ======    ======    ======

COMMON SHARES OUTSTANDING (MM)
  Average                     398.3     395.8      (2.5)
  End of Period               398.4     395.7      (2.7)

EARNINGS PER COMMON SHARE ($)(c)
  Before Chg in Acctng Princip 1.31      1.57      0.26
  Based on Net Income         (0.40)     1.57      1.97

DIVIDENDS
  Common Stock
    Total Paid ($MM)            338       337        (1)
    Per Share ($)              0.85      0.85         -

  Preferred Stock ($MM)          15        14        (1)

(a) Includes the results of Real Estate operations, Mining and Minerals, administrative expenses, and other corporate items.
(b) Reflects the impact of the change in the method of applying the lower of cost or market test for crude oil and product inventories, recognized January 1, 1994.
(c) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.

                                                        Table 2

                          MOBIL CORPORATION



                             1994 by Quarter and Year         1995
INCOME ADJUSTED FOR       ---------------------------------  ------
 SPECIAL ITEMS ($MM)        1Q      2Q    3Q   4Q    Year    1Q Est
                          -----   ----- ----- ----- -------  ------
Petroleum Operations
  E&P:  United States       77      79    92    58     306      82
        International      258     256   217   287   1,018     295
                          -----   ----- ----- ----- -------  ------
  Total E&P                335     335   309   345   1,324     377

  M&R:  United States       61      74    84    54     273       -
        International      175     150   150   216     691     146
                          -----   ----- ----- ----- -------  ------
  Total M&R                236     224   234   270     964     146
                          -----   ----- ----- ----- -------  ------
Total Petroleum            571     559   543   615   2,288     523

Chemical                    15      39    60   110     224     174
Corp and Other (a)         (13)    (31)  (12)  (16)    (72)      4
Net Financing Expense      (38)    (54)  (63)  (54)   (209)    (65)
                          -----   ----- ----- ----- -------  ------
Oper. Income Bef. Special
  Items and Change in
  Accounting Principle     535     513   528   655   2,231     636

Special Items                -    (315)  (25) (132)   (472)      -

Cum. Effect of Change in
  Accounting Principle (b)(680)      -     -     -    (680)      -
                          -----   ----- ----- ----- -------  ------
Net Income                (145)    198   503   523   1,079     636
==========                =====   ===== ===== ===== =======  ======

EARNINGS PER COMMON SHARE
 BASED ON:  ($) (c)
  Operating Income Before
   Special Items and Change
   in Accounting Principle 1.31   1.25  1.29  1.61    5.46    1.57

  Net Income               (.40)  0.46  1.23  1.28    2.57    1.57



(a) Includes the results of Real Estate operations, Mining and Minerals, administrative expenses, and other corporate items.
(b) Reflects the impact of the change in the method of applying the lower of cost or market test for crude oil and product inventories, recognized January 1, 1994.
(c) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.



                                                        Table 3

                          MOBIL CORPORATION


                             1994 by Quarter and Year      1995
SPECIAL ITEMS             ------------------------------  ------
  AFFECTING INCOME ($MM)   1Q    2Q    3Q   4Q    Year    1Q Est
                          ----- ----- ---- ----- -------  ------
E&P United States
  Asset Sales                -     -    -   (21)    (21)      -
  Property Writedowns        -  (143)   -   (17)   (160)      -

E&P International
  Property Writedowns        -   (42) (16)    -     (58)      -
  Restructuring              -     -   (9)    -      (9)      -

M&R United States
  Restructuring              -     -    -   (11)    (11)      -
  LIFO/Oth. Inv. Adjustmen   -     -    -    14      14       -
  Property Writedowns        -   (35)   -     -     (35)      -

M&R International
  Restructuring              -     -    -   (44)    (44)      -

Chemical
  Restructuring              -  (115)   -     -    (115)      -
  Environmental Provision    -     -    -    (7)     (7)      -

Corp/Other
  Restructuring              -    20    -     -      20       -
  Property Writedowns        -     -    -   (46)    (46)      -
                          ----- ----- ---- ----- -------  ------
Total Specials               -  (315) (25) (132)   (472)      -
Change in Accounting
   Principle              (680)    -    -     -    (680)      -
                          ----- ----- ---- ----- -------  ------
Total Special/Other Items (680) (315) (25) (132) (1,152)      -
                          ===== ===== ==== ===== =======  ======


                                                   Table 4

                        MOBIL CORPORATION


                                      First Quarter
                              -----------------------------
CAPITAL AND EXPLORATION        1994       1995       Incr/
  EXPENDITURES ($MM)            Act        Est      (Decr)
                              -------    -------    -------
Petroleum Operations
  E&P: United States
    Exploration Expenses          12         18          6
    Other Expenditures            99         95         (4)
                              -------    -------    -------
    Total E&P--U.S.              111        113          2
  International
    Exploration Expenses          70         77          7
    Other Expenditures           201        298         97
                              -------    -------    -------
    Total E&P--Int'l             271        375        104
                              -------    -------    -------
  Total E&P                      382        488        106

  M&R: United States             117        124          7
       International             102        143         41
                              -------    -------    -------
  Total M&R                      219        267         48
                              -------    -------    -------
Total Petroleum                  601        755        154

Chemical                          65         40        (25)
Other                             52         23        (29)
                              -------    -------    -------
Total Mobil Corporation          718        818        100
                              =======    =======    =======

OTHER FINANCIAL DATA ($MM)
  Total Revenues              15,118     17,627      2,509

  Depreciation, Depletion,
     and Amortization            668        669          1

  Income Taxes                   542 (a)    594         52

AVERAGE U.S. PRICES
  Crude  ($/BBL)               10.19      14.28       4.09
  NGL  ($/BBL)                  9.28       9.83       0.55
  Natural Gas ($/MCF)           2.28       1.48      (0.80)

AVERAGE  INT'L. PRICES
  Crude  ($/BBL)               13.80      16.65       2.85
  Natural Gas ($/MCF)           2.36       2.48       0.12


(a) Excludes income taxes attributable to change in accounting principle related to foreign inventories.



                                                      Table 5
                       MOBIL CORPORATION


                                     First Quarter
                              ---------------------------
                               1994      1995      Incr/
OPERATING HIGHLIGHTS           Act       Est      (Decr)
                              ------    ------    -------
NET PRODUCTION OF LIQUIDS (TBD)

  United States                 294       290         (4)

  Canada                         61        54         (7)
  Indonesia                      85        74        (11)
  Nigeria                       183       136        (47)
  Norway                         98        93         (5)
  United Kingdom                 68        78         10
  Other                          73        77          4
                              ------    ------    -------
  Total International           568       512        (56)
                              ------    ------    -------
  Worldwide                     862       802        (60)
                              ======    ======    =======

NET PRODUCTION OF NATURAL GAS (MMCFD)

  United States               1,579     1,494        (85)

  Canada                        464       491         27
  Germany                       491       477        (14)
  Indonesia                   1,736     1,653        (83)
  United Kingdom                644       733         89
  Other                         175       190         15
                              ------    ------    -------
  Total International         3,510     3,544         34
                             ------    ------    -------
  Worldwide                   5,089     5,038        (51)
                              ======    ======    =======
TOTAL NET
  PRODUCTION (TBDOE)          1,767     1,697        (70)
                              ======    ======    =======

NATURAL GAS SALES (MMCFD)
  United States
    Equity                    1,979     1,900        (79)
    Resale                      748     1,799      1,051
                              ------    ------    -------
  Total United States         2,727     3,699        972
  International               3,540     3,632         92
                              ------    ------    -------
  Worldwide                   6,267     7,331      1,064
                              ======    ======    =======



                                                   Table 6

                       MOBIL CORPORATION


                                       First Quarter
                                ---------------------------
                                 1994      1995      Incr/
OPERATING HIGHLIGHTS             Act       Est      (Decr)
                                ------    ------    -------
REFINERY RUNS (TBD)
  Runs for and by Mobil
    United States                 827       904         77
    Europe                        368       419         51
    Pacific Rim                   603       679         76
    All Other                     165       136        (29)
                                ------    ------    -------
    Total                       1,963     2,138        175
  Runs for Mobil by Others         23        10        (13)
                                ------    ------    -------
  Worldwide Runs for Mobil      1,986     2,148        162
                                ======    ======    =======

PETROLEUM PRODUCT SALES (TBD)
  United States
    Automotive Gasoline
    Sales to Trade                495       506         11
    Supply/Other Sales            145       191         46
                                ------    ------    -------
    Total Automotive Sales        640       697         57
    Distillates/Jet Fuel          288       350         62
    Other                         182       212         30
                                ------    ------    -------
    Total United States         1,110     1,259        149

  Europe                          772       757        (15)
  Pacific Rim                     750       831         81
  All Other                       301       301          -
                                ------    ------    -------
  Worldwide                     2,933     3,148        215
                                ======    ======    =======

U.S. CHEMICAL PRODUCTION (MM LBS)
  Polyethylene                    431       460         29

CHEMICAL SALES BY PRODUCT CATEGORY ($MM)
  Petrochemicals                  380       751        371
  Plastics                        406       479         73
  Chemical Products                21        33         12
                                ------    ------    -------
    Total                         807     1,263        456
                                ======    ======    =======